Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Matt Schroder	Thierry Denis
419.248.8987	419.248.5748

Owens Corning Reports Third-Quarter 2012 Results

Results Impacted by Weak Near-Term Environment in Roofing and Composites

•	Insulation delivers first profitable quarter in four years on strong operating leverage

•	Roofing impacted by near-term demand weakness

•	Composites low-cost asset repositioning substantially complete; will deliver benefits in 2013

TOLEDO, Ohio – October 24, 2012 – Owens Corning (NYSE: OC) today reported consolidated net sales of $1.28 billion in the third quarter of 2012, compared with $1.45 billion during the same period last year.

Third-quarter 2012 adjusted earnings, based on the company’s expected full-year effective tax rate of 25 percent, were $39 million, or $0.33 per diluted share, compared with $110 million, or $0.90 per diluted share, during the same period last year. The company reported net earnings of $44 million, or $0.37 per diluted share, compared with net earnings of $124 million, or $1.01 per diluted share, in the third quarter of 2011. (See Tables 1, 2 and 3 for a discussion and reconciliation of these items.)

“We are disappointed in our third-quarter financial results,” said Chairman and Chief Executive Officer Mike Thaman. “Despite these results, we are proud that our Insulation business achieved profitability in the quarter for the first time in four years, in an improving U.S. construction market. Roofing and Composites are experiencing challenging market conditions in the second half. We continue to focus on actions that will position these businesses for near-term improvement.”

Consolidated Third-Quarter 2012 Results

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Owens Corning’s safety performance in the third quarter of 2012 improved by 18 percent compared with the same period one year ago. Through September 30, 2012, the company’s performance was consistent with its full-year 2011 result.

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Third-quarter adjusted earnings before interest and taxes (EBIT) were $81 million in 2012, compared with EBIT of $177 million in the third quarter of 2011. In the third quarter of 2012, the company had certain items that were not the result of current operations. Before adjusting for these items, Owens Corning’s third-quarter 2012 EBIT was $59 million. (See Table 2 for a reconciliation of these items.)

Copyright © 2012 Owens Corning

Senior Note Offering & Stock Repurchase Activity

On October 17, the company issued a new 10-year bond of $600 million at 4.2 percent and launched a tender offer for up to $250 million of bonds maturing in 2016, and $100 million maturing in 2019. The new debt structure improves the company’s debt maturity profile and liquidity. In association with the tender offer, the company expects to incur a loss on debt extinguishment of approximately $75 million in the fourth quarter of 2012.

During the third quarter, Owens Corning repurchased 1.1 million shares of the company’s common stock for $31 million under a previously announced share repurchase program. As of September 30, 2012, 10 million shares remained available for repurchase under the company’s current authorization.

Outlook

The company expects full-year adjusted earnings before interest and taxes (EBIT) in the range of $280 million to $310 million. The company’s revised adjusted EBIT expectation for the year reflects near-term weakness in Roofing demand, higher curtailment and start-up costs in Composites as well as softer growth in global industrial production. In addition, the company will benefit this year from a recovering U.S. housing market of approximately 750,000 starts.

The effects of weaker demand and further production curtailments to reach inventory goals have led to lower margin expectations for the Composites business in the fourth quarter. As previously announced, the company is taking actions in this segment to balance supply and to transform this operation into a global network of low-delivered-cost assets. The company expects the actions to optimize its global Composites manufacturing network to yield approximately $60 million in cost and productivity improvements in a modest growth environment for next year.

In the Building Materials segment, Roofing weakness experienced during the latter part of the third quarter is not expected to improve for the remainder of the year. However, the company expects the factors that have driven margins in recent years will continue to deliver profitability in this business.

The company expects that Insulation will improve financial performance for the remainder of the year and significantly narrow losses in 2012 on improved U.S. housing starts and operating leverage in the business.

Cash taxes are expected to be about $30 million in 2012, due to the company’s $2.2 billion U.S. tax net operating loss carry forward. The company estimates a long-term effective tax rate of 25 percent to 28 percent based on the blend of effective tax rates for its U.S. and non-U.S. operations. The effective book tax rate for 2012 is expected to be about 25 percent on adjusted earnings.

The company expects general corporate expenses to be less than $100 million in 2012. General corporate expenses include corporate staff and other activities that support the operations. Expenses will be higher in 2012 than in 2011, primarily due to increased pension expense.

Next Earnings Announcement

Fourth-quarter 2012 and full-year 2012 results will be announced on Wednesday, February 20, 2013.

Third-Quarter Conference Call and Presentation

Wednesday, October 24, 2012

11 a.m. Eastern Time

Copyright © 2012 Owens Corning

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All Callers

Live dial-in telephone number: U.S. 1-800-561-2731 or International 1-617-614-3528 Participant passcode: 938-784-21 (Please dial in 10 minutes before conference call start time.)

Live webcast: http://www.owenscorning.com/investors

Telephone replay available through October 31, 2012: U.S. 1-888-286-8010 or International 1-617-801-6888

Participant passcode: 515-670-11

Replay of webcast also available at: http://www.owenscorning.com/investors

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at: http://www.owenscorning.com/investors

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune® 500 Company for 58 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. Celebrating its 75th anniversary in 2013, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.3 billion in 2011 and about 15,000 employees in 28 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including new legislation or other governmental actions; levels of residential and commercial construction activity; competitive factors; pricing factors; weather conditions; our level of indebtedness; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues related to expansion of our production capacity; issues related to acquisitions, divestitures and joint ventures; our ability to use our net operating loss carry-forwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; research and development activities; difficulties in managing production capacity; labor disputes; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date October 24, 2012, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and will not be construed as updating or confirming such information.

Copyright © 2012 Owens Corning

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Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings

(unaudited)

(in millions, except per share amounts)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2012	2011	2012	2011
NET SALES	$1,276	$1,450	$4,013	$4,139
COST OF SALES	1,074	1,133	3,386	3,341

Gross margin	202	317	627	798
OPERATING EXPENSES
Marketing and administrative expenses	115	119	380	395
Science and technology expenses	20	20	60	58
Charges related to cost reduction actions	—	—	36	—
Other (income) expenses, net	8	1	19	(28)

Total operating expenses	143	140	495	425

EARNINGS BEFORE INTEREST AND TAXES	59	177	132	373
Interest expense, net	29	28	85	81

EARNINGS BEFORE TAXES	30	149	47	292
Less: Income tax expense (benefit)	(14)	23	8	63
Equity in net earnings of affiliates	—	—	—	1

NET EARNINGS	44	126	39	230
Less: Net earnings attributable to noncontrolling interests	—	2	2	4

NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$44	$124	$37	$226

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO
OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.37	$1.02	$0.31	$1.83
Diluted	$0.37	$1.01	$0.31	$1.82
WEIGHTED-AVERAGE COMMON SHARES
Basic	117.9	121.7	119.8	123.2
Diluted	118.8	122.6	120.6	124.2

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions), which are related to our European restructuring actions:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Charges related to cost reduction actions and related items	$(22)	$—	$(109)	$—

Total adjusting items	$(22)	$—	$(109)	$—

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
NET EARNINGS ATTRIBUTABLE TO
OWENS CORNING	$44	$124	$37	$226
Less: Net earnings attributable to noncontrolling interests	—	2	2	4

NET EARNINGS	44	126	39	230
Equity in net earnings of affiliates	—	—	—	1
Income tax expense (benefit)	(14)	23	8	63

EARNINGS BEFORE TAXES	30	149	47	292
Interest expense, net	29	28	85	81

EARNINGS BEFORE INTEREST AND TAXES	59	177	132	373
Less: adjusting items from above	(22)	—	(109)	—

ADJUSTED EBIT	$81	$177	$241	$373

Table 3

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2012	2011	2012	2011
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$44	$124	$37	$226
Adjustment to remove adjusting items net of tax	17	—	82	—
Adjustment to tax expense to reflect pro forma tax rate*	(22)	(14)	(4)	(10)

ADJUSTED EARNINGS	$39	$110	$115	$216

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.37	$1.01	$0.31	$1.82
Adjustment to remove adjusting items net of tax	0.14	—	0.68	—
Adjustment to tax expense to reflect a pro forma tax rate*	(0.18)	(0.11)	(0.04)	(0.08)

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.33	$0.90	$0.95	$1.74

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	117.9	121.7	119.8	123.2
Non-vested restricted shares	0.6	0.6	0.5	0.6
Options to purchase common stock	0.3	0.3	0.3	0.4

Diluted shares outstanding	118.8	122.6	120.6	124.2

*	Pro forma tax rates used were 25% in 2012 as this is the expected full-year effective tax rate, and, 21% in 2011 as this was the effective tax rate of the Company in 2011.

Table 4

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	Sep. 30, 2012	Dec. 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$51	$52
Receivables, less allowances of $19 at Sep. 30, 2012, and $15 at Dec. 31, 2011	770	610
Inventories	793	795
Other current assets	155	179

Total current assets	1,769	1,636
Property, plant and equipment, net	2,912	2,904
Goodwill	1,144	1,144
Intangible assets	1,050	1,073
Deferred income taxes	564	538
Other non-current assets	253	232

TOTAL ASSETS	$7,692	$7,527

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$867	$876
Short-term debt	19	28
Long-term debt – current portion	6	4

Total current liabilities	892	908
Long-term debt, net of current portion	2,191	1,930
Pension plan liability	420	435
Other employee benefits liability	259	267
Deferred income taxes	43	51
Other liabilities	207	195
Commitments and contingencies
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,917	3,907
Accumulated earnings	507	470
Accumulated other comprehensive deficit	(305)	(315)
Cost of common stock in treasury (c)	(475)	(362)

Total Owens Corning stockholders’ equity	3,645	3,701
Noncontrolling interests	35	40

Total equity	3,680	3,741

TOTAL LIABILITIES AND EQUITY	$7,692	$7,527

(a)	10 shares authorized; none issued or outstanding at Sep. 30, 2012, and Dec. 31, 2011
(b)	400 shares authorized; 135.5 issued and 118.2 outstanding at Sep. 30, 2012; 134.4 issued and 120.9 outstanding at Dec. 31, 2011
(c)	17.3 shares at Sep. 30, 2012, and 13.5 shares at Dec. 31, 2011

Table 5

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Nine Months Ended
	Sep. 30,
	2012	2011
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$39	$230
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	269	243
Gain on sale of businesses and fixed assets	(3)	(30)
Deferred income taxes	(25)	29
Provision for pension and other employee benefits liabilities	33	26
Stock-based compensation expense	18	16
Other non-cash	(9)	(18)
Change in working capital	(171)	(330)
Pension fund contribution	(42)	(104)
Payments for other employee benefits liabilities	(17)	(17)
Other	1	14

Net cash flow provided by operating activities	93	59

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(235)	(303)
Investment in subsidiaries and affiliates, net of cash acquired	—	(84)
Proceeds from the sale of assets or affiliates	12	81

Net cash flow used for investing activities	(223)	(306)

NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	1,205	1,007
Payments on senior revolving credit and receivables securitization facilities	(929)	(629)
Proceeds from long-term debt	—	6
Payments on long-term debt	(13)	(10)
Net increase (decrease) in short-term debt	(9)	17
Purchases of noncontrolling interest	(22)	—
Purchases of treasury stock	(113)	(138)
Other	9	12

Net cash flow provided by financing activities	128	265

Effect of exchange rate changes on cash	1	(20)

Net decrease in cash and cash equivalents	(1)	(2)
Cash and cash equivalents at beginning of period	52	52

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$51	$50

Table 6

Owens Corning and Subsidiaries

Segment and Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2012	2011	2012	2011
Net sales	$459	$496	$1,433	$1,517
% change from prior year	-7%	4%	-6%	6%
EBIT	$11	$49	$68	$152
EBIT as a % of net sales	2%	10%	5%	10%
Depreciation and amortization expense	$30	$31	$91	$97

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Building Materials segment and our businesses within this segment (in millions):

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2012	2011	2012	2011
Net sales
Insulation	$384	$365	$1,055	$981
Roofing	471	644	1,664	1,785

Total Building Materials	$855	$1,009	$2,719	$2,766
% change from prior year	-15%	36%	-2%	10%
EBIT
Insulation	$3	$(12)	$(47)	$(97)
Roofing	83	156	289	374

Total Building Materials	$86	$144	$242	$277
EBIT as a % of net sales	10%	14%	9%	10%
Depreciation and amortization expense
Insulation	$28	$30	$80	$89
Roofing	10	10	28	31

Total Building Materials	$38	$40	$108	$120

Table 7

Owens Corning and Subsidiaries

Corporate, Other and Eliminations

(unaudited)

Corporate, Other and Eliminations

The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended		Nine Months Ended
	Sep. 30,		Sep. 30,
	2012	2011	2012	2011
Charges related to cost reduction actions and related items	$(22)	$—	$(109)	$(17)
Gain on sale of Capivari, Brazil, facility	—	—	—	16
General corporate expense and other	(16)	(16)	(69)	(55)

EBIT	$(38)	$(16)	$(178)	$(56)

Depreciation and amortization	$21	$7	$70	$26